UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of report (Date of earliest event reported):

July 31, 2013

TNP Strategic Retail Trust, Inc.

(Exact Name of Registrant as Specified in Charter)

Maryland	000-54376	90-0413866
(State or Other Jurisdiction	(Commission File Number)	(IRS Employer
of Incorporation)	Identification No.)

4695 MacArthur Court, Suite 1100

Newport Beach, California 92660

(Address of Principal Executive Offices, including Zip Code)

Registrant’s telephone number, including area code: (949) 833-8252

Not applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2.):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement.

The information set forth under Item 2.03 of this Current Report on Form 8-K is hereby incorporated by reference into this Item 1.01.

Item 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

Amendment of Forbearance Agreement

As previously reported, on April 1, 2013, TNP Strategic Retail Trust, Inc. (the “Company”), TNP Strategic Retail Operating Partnership, LP, the Company’s operating partnership (the “Operating Partnership”), certain subsidiaries of the Company (collectively, the “Borrowers”), and KeyBank National Association, a national banking association (“KeyBank”), as administrative agent, entered into a Forbearance Agreement (the “Forbearance Agreement”). The Forbearance Agreement amended the terms of the Company’s Revolving Credit Agreement, dated as of December 17, 2010, with KeyBank (as amended, the “Credit Facility”).

Pursuant to the original terms of the Forbearance Agreement, KeyBank and the other lenders (such lenders, together with KeyBank, the “Lenders”) agreed to forbear from exercising their rights and remedies under the Credit Facility with respect to (1) the failure by the Borrowers to make certain loan payments to the Lenders as required under the Credit Facility, (2) the failure by the Borrowers to use the total proceeds from or with respect to certain capital events to repay the amounts outstanding under the Tranche A loans as required by the Credit Facility, and (3) the Company’s agreement to make a prohibited restricted payment during an event of default under the Credit Facility (collectively, the “Existing Events of Default”); provided, however, that the Lenders’ obligation to provide such forbearance would terminate on July 31, 2013.

On July 31, 2013, the Company, the Operating Partnership, the Borrowers and KeyBank entered into an amendment to the Forbearance Agreement (the “Forbearance Amendment”). The Forbearance Amendment amended the Forbearance Agreement to provide that the Lenders’ obligation to provide forbearance will terminate on the first to occur of (1) January 31, 2014, (2) a default under or breach of any of the representations, warranties or covenants of the Forbearance Agreement, or (3) an event of default (other than the Existing Events of Default) under the loan documents related to the Credit Facility occurring or becoming known to any Lender (such date the “Forbearance Expiration Date”). The Forbearance Amendment also amended the Forbearance Agreement to provide that the entire outstanding principal balance, and all interest thereon, of the outstanding Tranche A loans under the Credit Facility will become due and payable in full on January 31, 2014.

As previously reported, in connection with the Forbearance Agreement, the Borrowers and KeyBank entered into a Fee Letter pursuant to which the Borrowers paid KeyBank a forbearance fee (the “Fee Letter”). In connection with the Forbearance Amendment, the Borrowers and KeyBank entered into an amendment to the Fee Letter pursuant to which the Borrowers agreed to pay KeyBank, for the accounts of the Lenders, an additional forbearance fee.

The descriptions of the terms of the Forbearance Amendment described in this Item 2.03 is qualified in its entirety by the Forbearance Amendment, a copy of which is attached as Exhibit 10.1 to this Current Report on Form 8-K and incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits

Exhibit	Description

10.1	Amendment to Forbearance Agreement, dated as of July 31, 2013, by and among SRT Secured Holdings, LLC, TNP SRT San Jacinto, LLC, TNP SRT Craig Promenade, LLC, TNP SRT Aurora Commons, LLC, TNP SRT Willow Run, LLC, TNP SRT Visalia Marketplace, LLC, TNP Strategic Retail Trust, Inc., TNP Strategic Retail Operating Partnership, LP, SRT Secured Holdings Manager, LLC and KeyBank National Association

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TNP STRATEGIC RETAIL TRUST, INC.

Date: August 6, 2013	By:	/s/ Dee R. Balch
Dee R. Balch
Chief Financial Officer

EXHIBIT INDEX

Exhibit	Description

10.1	Amendment to Forbearance Agreement, dated as of July 31, 2013, by and among SRT Secured Holdings, LLC, TNP SRT San Jacinto, LLC, TNP SRT Craig Promenade, LLC, TNP SRT Aurora Commons, LLC, TNP SRT Willow Run, LLC, TNP SRT Visalia Marketplace, LLC, TNP Strategic Retail Trust, Inc., TNP Strategic Retail Operating Partnership, LP, SRT Secured Holdings Manager, LLC and KeyBank National Association